Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Frisby Technologies, Inc.:


     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-00000) pertaining to the 2000 Employee Stock Purchase Plan of Frisby Technologies, Inc. of our report dated April 14, 2000, with respect to the financial statements of Frisby Technologies, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP


Winston-Salem, North Carolina
November 22, 2000